                                                                     EXHIBIT 8.1

                                 June 4, 1996

The Chase Manhattan Bank (USA)
802 Delaware Avenue
Wilmington, Delaware 19801

        Re:   Chase Manhattan Credit Card Master Trust
              Asset Backed Certificates Registration Statement on Form S-3
              ------------------------------------------------------------

Ladies and Gentlemen:

        We have acted as special tax counsel for The Chase Manhattan Bank (USA) (the "Seller"), in connection with the preparation of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on June 4, 19969 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (collectively, the "Certificates") issuable in series (each, a "Series"). Each Series will represent an undivided interest in the Chase Manhattan Credit Card Master Trust (the "Trust"). Each Series of Certificates is to be issued pursuant to the he Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1991, among the Seller, The Chase Manhattan Bank (USA), as servicer, and the Yasuda Bank and Trust Company (U.S.A.), as trustee.

        We hereby confirm that the statements set forth under the heading "Certain Federal Income Tax Consequences" in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement and the statements set forth under the heading "Summary of Series Terms-Tax Status" in the Prospectus and in the form of prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement, which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

The Chase Manhattan Bank (USA)
June 4, 1996
Page 2


        We note that the forms of Prospectus and Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe under the captions "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                                Very truly yours,



                                                ORRICK, HERRINGTON & SUTCLIFFE